UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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IPC HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)
VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

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Validus Holdings, Ltd.
Bermuda Commercial Bank Building
19 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Mailing Address:
Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusre.bm
May 26, 2009
IPC Holdings, Ltd. Board of Directors
c/o Kenneth L. Hammond
Chairman of the Board
American International Bldg.
29 Richmond Road
Pembroke, HM 08
Bermuda
Re:	Validus Holdings, Ltd.’s Outstanding Exchange Offer to Acquire All Outstanding Common Shares of IPC Holdings, Ltd.
Ladies and Gentlemen:
     We are in receipt of your letter dated May 21, 2009. We note that you have been in receipt of a copy of Validus’ exchange offer materials since the commencement of our exchange offer on May 12, 2009.
     Validus questions why the IPC Board, in its apparent effort to try to deprive IPC shareholders of the opportunity to obtain the superior value being offered by Validus, continues to attempt to raise legal roadblocks to Validus’ superior offer.
     In regards to the second-step acquisition contemplated by our exchange offer, Validus is extremely confident in its position, as confirmed by Bermuda and UK counsel, that upon Validus acquiring at least 90% of the then-outstanding number of IPC shares on a fully-diluted basis, Validus, acting through Cede & Co. as the registered owner of the IPC shares beneficially owned by Validus, will be entitled to acquire all remaining IPC shares under the provisions of Section 102 or, if applicable, Section 103, of The Companies Act of 1981 of Bermuda. In such case, it would be extremely disappointing if the IPC Board were to proceed with a dubious legal strategy in an attempt to block the expressed will of at least 90% of its shareholders. Such a course of action would evidence disregard for IPC’s shareholders and your fiduciary obligations as directors.
     We sincerely hope that if the Max transaction is voted down at IPC’s shareholder meeting on June 12th, IPC’s Board will do the right thing and comply with the desire of its shareholders by working cooperatively with us to smoothly and expeditiously complete our acquisition.

However, we are prepared to proceed without the cooperation of the IPC Board if the Board is acting contrary to the expressed will of the IPC shareholders.

Sincerely,
/s/ Edward J. Noonan
Edward J. Noonan Chief Executive Officer and Chairman of the Board